Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161881

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 7, 2009)

5,400,000 Shares

Common Stock

We are offering 5,400,000 shares of our common stock. We have granted the underwriter an option to purchase up to 810,000 additional shares of common stock to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “OVRL.” On October 29, 2009, the last sale price reported for our common stock on the NASDAQ Global Market was $0.86 per share.

As of October 29, 2009, there were 12,312,383 shares of our common stock held by non-affiliates. Based on the $1.06 per share closing price of our common stock on September 28, 2009, the aggregate market value of our outstanding common equity pursuant to General Instruction I.B.6 of Form S-3 was $13,051,126. We have not offered any securities in the last 12 calendar months other than those included in this prospectus supplement.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page
S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.700	$3,780,000
Underwriting discount and commissions[1]	$0.049	$264,600
Proceed, before expenses, to us	$0.651	$3,515,400

1 In addition, we will issue the underwriter a warrant to purchase 270,000 shares of our common stock.

Roth Capital Partners

The date of this prospectus supplement is October 30, 2009

Prospectus Supplement

i

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein. We have not, and the underwriter has not, authorized anyone to provide you with information different from and in addition to that contained in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed incorporated by reference herein or therein. We are not, and the underwriter is not, making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein is complete and accurate as of any date other than their respective dates.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The accompanying prospectus provides general information about us and a general description of the securities we may offer. This prospectus supplement describes the specific details regarding this offering, including the price, the number of shares of common stock being offered and the risks of investing in our securities. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference.” The information incorporated or deemed to be incorporated by reference is considered part of this prospectus supplement, and information we file later with the SEC may automatically update and supersede this information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, or the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding the securities and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the documents listed below. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of the registration statement of which this prospectus supplement forms a part until all of the securities being offered under this prospectus supplement are sold (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our annual report on Form 10-K for our fiscal year ended June 28, 2009, filed with the SEC on September 9, 2009;

•	amendment no. 1 to our annual report on Form 10-K for our fiscal year ended June 28, 2009 which includes information required by Part III of Form 10-K, filed with the SEC on October 7, 2009;

•	our current report on Form 8-K, filed with the SEC on June 30, 2009, September 14, 2009, September 15, 2009, September 21, 2009, October 2, 2009 and October 16, 2009;

•

the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, CA 92123

Attention: Chief Financial Officer

(858) 571-5555

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

You may also obtain these filings on our website at www.overlandstorage.com. Except for the documents specifically incorporated by reference in this prospectus supplement, the information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we incorporate by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations. In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “forecast,” “continue,” “assumption” or the negative of these terms or variations thereof, or the use of future tense, but their absence does not mean that a statement is not forward-looking. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those factors referred to under the caption “Risk Factors” on page S-7 and in the documents we incorporate into this prospectus supplement by reference.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations or raise outside capital to service and repay debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by these forward-looking statements.

SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities. You should read the entire prospectus supplement carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in securities in this offering. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

Our Company

Overland is a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments, and small and medium businesses, or SMBs to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions tie it all together for easy and cost-effective management of different tiers of information over time. Overland enables companies to expend fewer resources on information technology (IT), allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Overland Snap Server® is a complete line of network attached storage, or NAS, solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Snap Server is available in fixed capacity or highly scalable systems. The ULTAMUS® RAID and REO SERIES® families of products provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. The NEO SERIES® and ARCvault® families of tape backup and archive systems are designed to meet the need for low-cost, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We sell our solutions worldwide—in the Americas, Europe, Middle East, Africa, or EMEA, and Asia Pacific, or APAC. We generate sales through:

•	the Overland branded channel, which consists of commercial distributors, direct market resellers, or DMRs, and value-added resellers, or VARs; and

•	private label arrangements with original equipment manufacturers (OEMs).

In October 2009 we entered into a strategic manufacturing agreement with Foxconn in order to strengthen our product supply chain and global manufacturing capabilities. Foxconn initially will collaborate with us on the manufacturing of one product line. The manufacturing agreement provides a framework for expansion of the collaboration to other product lines should the parties mutually decide to expand the relationship.

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 4820 Overland Avenue, San Diego, California 92123 and our main telephone number is (858) 571-5555.

THE OFFERING

Issuer:	Overland Storage, Inc.

Common stock offered:	5,400,000 shares

Over-allotment option:	We have granted the underwriter an option to purchase up to 810,000 additional shares of our common stock to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering:	18,211,383 shares (19,021,383 if the underwriter exercises in full its option to purchase additional shares of our common stock)

Use of proceeds:	We estimate that the net proceeds from this offering after commissions and expenses to be approximately $3,190,400, or approximately $3,717,710 if the underwriter exercises its over-allotment in full. We intend to use the net proceeds from the sale of our common stock offered by this prospectus supplement for general corporate purposes, including product development and sales and marketing.

Risk factors:	See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market Symbol:	OVRL

The total number of shares of common stock outstanding after this offering is based on 12,811,383 shares outstanding as of October 26, 2009. Unless otherwise indicated, the number of shares of common stock outstanding presented in this prospectus supplement excludes:

•	4,084,467 shares of common stock issuable upon exercise of stock options outstanding as of October 26, 2009 at a weighted average exercise price of $1.91 per share;

•

270,000 shares of common stock issuable upon exercise of a warrant to be issued to the underwriter upon the closing of this offering at an exercise price of $0.875 per share (which does not include up to 40,500 additional shares issuable upon exercise of a warrant to be issued to the underwriter in conjunction with the exercise of the over-allotment option, if exercised); and

•	810,000 shares of common stock that may be purchased by the underwriter to cover over-allotments, if any.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making a decision about investing in our common stock, you should carefully consider the following risk factors and any other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, in each case as these risk factors are amended or supplemented by subsequent filings with the SEC. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Business

Our cash and other sources of liquidity may not be adequate to fund our operations for the next twelve months. If we raise additional funding beyond this offering through sales of equity or equity-based securities, your shares will be diluted. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations.

Management has projected that cash on hand, the net proceeds of this offering and funding available under our non-OEM accounts receivable financing agreements will be sufficient to allow us to continue operations at current levels for the next twelve months and beyond. However, a shortfall from projected sales levels and a consequential decrease in eligible non-OEM receivables or a change to the historical timing of receivables could have a material adverse affect on our ability to access the necessary level of funding to continue operations at contemplated levels. In the event our access to receivables financing decreases, we may be forced to extend payment terms with suppliers where possible, to liquidate certain assets where possible, and/or to suspend or curtail certain planned programs. Any of these actions could materially harm our business, results of operations and future prospects.

As a result of our recurring losses from operations and negative cash flows, the report from our independent registered public accounting firm regarding our consolidated financial statements for the year ended June 30, 2009 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

If we need additional financing beyond this offering, such financing may not be available on favorable terms, or at all. If we raise additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, your ownership interest may be diluted. The amount of dilution could be increased by the issuance of warrants or securities with other dilutive characteristics, such as anti-dilution clauses or price resets. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations.

We urge you to review the additional information about our liquidity and capital resources in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section that is incorporated by reference in this prospectus supplement and the accompanying prospectus. If we cease to continue as a going concern due to lack of available capital or otherwise, you may lose your entire investment in our company.

We have a history of net losses. We expect to continue to incur net losses for some time and we may not achieve or maintain profitability.

We have incurred significant operating losses in our last three fiscal years and we anticipate continued losses during fiscal 2010. As of June 30, 2009, we had an accumulated deficit of $69.0 million. To return to profitability we will need to maintain or increase revenue, increase gross profit margins and improve the operating model.

Our financial condition and the “going concern” opinion from our independent registered public accounting firm may negatively affect our business.

As a result of our recurring losses from operations and negative cash flows, the report from our independent registered public accounting firm regarding our consolidated financial statements for the year ended June 30, 2009 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Such report, and our financial condition and history of net losses, could cause current or potential customers to defer new orders with us or to select other suppliers, and may cause suppliers to require terms that are unfavorable to us.

We rely on indirect sales channels to market and sell our branded products. Therefore, the loss of or deterioration in our relationship with one or more of our distributors or resellers could negatively affect our operating results.

We sell all of our branded products through our network of distributors, VARs and DMRs, who in turn sell our products to end users. Our largest distributor, Ingram Micro, accounted for 11.0%, 10.8% and 6.1% of sales in fiscal 2009, 2008 and 2007, respectively. The long-term success of any of our distributors or resellers is difficult to predict, and we have no purchase commitments or long-term orders from any of them to assure us of any baseline sales through these channels. Most of our distributors and resellers also carry competing product lines that they may promote over our products. A distributor or reseller might not continue to purchase our products or market them effectively, and each determines the type and amount of our products that it will purchase from us and the pricing of the products that it sells to end user customers. Our operating results could be adversely affected by a number of factors, including:

•	A change in competitive strategy that adversely affects a distributor’s or reseller’s willingness or ability to stock and distribute our products.

•	The reduction, delay or cancellation of orders or the return of a significant amount of product.

•	The loss of one or more of our distributors or resellers.

•	Any financial difficulties of our distributors or resellers that result in their inability to pay amounts owed to us.

We entered into a strategic manufacturing agreement with Foxconn. Our use of an outsourced manufacturing provider may not produce the intended benefits.

In October 2009 we entered into a strategic manufacturing agreement with Foxconn in order to strengthen our product supply chain and global manufacturing capabilities. Foxconn initially will collaborate with us on the manufacturing of one product line. The manufacturing agreement provides a framework for expansion of the collaboration to other product lines should the parties mutually decide to expand the relationship. Neither party is obligated to expand the relationship.

The transition to outsourced manufacturing is a complex task. If not properly executed, delays in transition may occur, product quality may decline and product cost may increase. If Foxconn is unable or unwilling to complete the transition in a timely and satisfactory manner, we may be required to continue to manufacture longer than originally intended or to locate an acceptable alternative manufacturer. Assuming a successful transition is completed, we still may have to change to another manufacturer because of problems with delivery schedules, manufacturing quality, product costs or other factors. In addition to the above, reliance on outsourced manufacturing involves a number of risks, including reduced control over delivery schedules, manufacturing quality and product costs. Any problems associated with the matters discussed above could result in significant expense, delays in shipment, a significant loss of potential revenues and may adversely affect the market price of our common stock.

If our suppliers fail to meet our manufacturing needs, it would delay our production and our product shipments to customers and negatively affect our operations.

Our products have a large number of components and subassemblies produced by outside suppliers. We depend greatly on these suppliers for items that are essential to the manufacture of our products, including tape drives, printed circuit boards and integrated circuits. We work closely with our regional, national and international suppliers, which are carefully selected based on their ability to provide quality parts and components that meet both our technical specifications and volume requirements. For certain items, we qualify only a single source, which magnifies the risk of shortages and decreases our ability to negotiate with that supplier on the basis of price. From time to time in the past, we have been unable to obtain as many drives as we have needed due to drive shortages or quality issues from certain of our suppliers. If our suppliers fail to meet our manufacturing needs, it would delay our production and our product shipments to customers and negatively affect our operations.

Our success depends on our ability to anticipate rapid technological changes and develop new and enhanced products.

As an advanced technology company, we are subject to numerous risks and uncertainties characterized by rapid technological change and intense competition. Our future success will depend on our ability to anticipate changes in technology, and to develop, introduce, manufacture and achieve market acceptance of new and enhanced products on a timely and cost-effective basis.

Development schedules for high technology products are inherently uncertain. We may not meet our product development schedules, and development costs could exceed budgeted amounts. Our business, results of operation, financial position and liquidity may be materially and adversely affected if the products or product enhancements that we develop are delayed or not delivered due to developmental problems, quality issues or component shortage problems, or if our products or product enhancements do not achieve market acceptance or are unreliable. We or our competitors will continue to introduce products embodying new technologies, such as new sequential or random access mass storage devices. In addition, new industry standards may emerge. Such events could render our existing products obsolete or not marketable, which would have a material adverse effect on our business, results of operation, financial position and liquidity.

Our disk-based products involve many significant risks and may fail to achieve or maintain market acceptance.

The success of our REO, ULTAMUS RAID and Snap Server family disk-based products is uncertain and subject to significant risks that could have a material adverse effect on our business, results of operation, financial position and liquidity. We must commit significant resources to sustain these products and we will continuously need to update and upgrade them to stay competitive. Any delay in the commercial release of new or enhanced disk-based products could result in a significant loss of potential revenue and may adversely affect the market price of our common stock. Furthermore, if our disk-based products do not achieve market acceptance or success, then the association of our brand name with these products may adversely affect our reputation and sales of other products, diluting the value of our brand name.

Our business has been highly dependent on sales to large OEM customers, and we are currently in a transition with our largest OEM customer.

HP has historically been our largest customer, accounting for 29.7%, 35.2% and 45.8% of sales in fiscal 2009, 2008 and 2007, respectively. Ingram Micro, a distribution customer, accounted for 11.0%, 10.8% and 6.1% of sales in fiscal 2009, 2008 and 2007, respectively. No other customer accounted for more than 10.0% of sales in any year during the three-year period ended June 30, 2009.

In August 2005, HP notified us that it had selected an alternate supplier for its next-generation mid-range tape automation products. HP began purchasing the first product of this new line from the alternate supplier during the first quarter of calendar year 2006, which decreased our sales to HP. However, in mid-2007, HP re-launched its tape automation products supplied by us with support for HP’s new LTO-4 tape drives, which slowed the rate of replacement of our supplied products by the alternate supplier’s product. Although we recently extended our supply agreement with HP, we believe that our sales to HP will continue to decline. We cannot predict the rate at which our sales to HP will decline. If they fall short of their forecast it may have a significant impact to revenue during fiscal 2010. Neither HP nor any other customer is obligated to purchase a specific amount of our products or provide binding forecasts of purchases for any period.

We face intense competition and price pressure, and many of our competitors have substantially greater resources than we do.

The worldwide storage market is intensely competitive. A number of manufacturers of tape and disk-based storage solutions compete for a limited number of customers. In addition, barriers to entry are relatively low in these markets. Some of our competitors have substantially greater financial and other resources, larger research and development staffs, and more experience and capabilities in manufacturing, marketing and distributing products. Ongoing pricing pressure could result in significant price erosion, reduced profit margins and loss of market share, any of which could have a material adverse effect on our business, results of operation, financial position and liquidity.

Our business is highly dependent on the continued market acceptance and usage of tape-based systems for data backup and recovery.

We have historically derived a majority of our revenue from products that use magnetic tape drives for backup and recovery of digital data. Our tape-based storage solutions now compete directly with other storage technologies, such as hard disk drives, and may face competition in the future from other emerging technologies. The prices of hard disk drives continue to decrease as their capacity and performance increase. We expect our tape-based products to face increased competition from these alternative technologies and come under increasing price pressure. If our strategy to compete in disk-based markets does not succeed, it could have a material adverse effect on our business, results of operation, financial position and liquidity.

If our revenue base continues to decline, we may choose to discontinue or exit some or a substantial portion of our current operations.

Our management team continually reviews and evaluates our product portfolio, operating structure and markets to assess the future viability of our existing products and market positions. We may determine that the infrastructure and expenses necessary to sustain an existing product offering are greater than the potential contribution margin that we would realize. As a result, we may determine that it is in our interest to exit or divest one or more existing product offerings, which could result in costs incurred for exit or disposal activities and/or impairments of long-lived assets. Moreover, if we do not identify other opportunities to replace discontinued products or operations, our revenues would decline, which could lead to further net losses and cause our stock price to decline.

We could incur charges for excess and obsolete inventory.

The value of our inventory may be adversely affected by factors that affect our ability to sell the products in our inventory. Such factors include changes in technology, introductions of new products by us or our competitors, the current or future economic downturn, or other actions by our competitors. If we do not effectively forecast and manage our inventory, we may need to write off inventory as excess or obsolete, which adversely affects cost of sales and gross profit. We have previously experienced, and may in the future experience, reductions in sales of older generation products as customers delay or defer purchases in anticipation of new product that we or our competitors introduce. We have established reserves for slow moving or obsolete inventory. These reserves, however, may prove to be inadequate, which would result in additional charges for excess or obsolete inventory.

Our warranty reserves may not adequately cover our warranty obligations.

We have established reserves for the estimated liability associated with our product warranties. However, we could experience unforeseen circumstances where these or future reserves may not adequately cover our warranty obligations. For example, the failure or inadequate performance of product components that we purchase could increase our warranty obligations beyond these reserves.

The failure to attract, retain and motivate key personnel could have a significant adverse affect on our operations.

We have experienced significant changes in our senior management. In January 2009, our Board of Directors appointed Eric L. Kelly, who has served on our Board of Director since November 13, 2007, as our Chief Executive Officer. Vernon A. LoForti who had served as our Chief Executive Officer and President since August 2007, transitioned to the role of President and resigned from our Board of Directors. In October 2009, Mr. LoForti’s employment ended. In March 2009, W. Michael Gawarecki resigned as our Vice President of Operations. In July 2009, we appointed Jillian Mansolf as Vice President, Worldwide Sales and Marketing and Ravi Pendekanti became Vice President of Business Development and Solutions. These changes may be a distraction to other senior management, business operations, commercial partners and customers. Additionally, we have experienced a prolonged period of operating losses and declines in our stock price and cash position, which have affected and may continue to affect employee morale and retention. We reduced our workforce by 13.0% worldwide in August 2008, by 3.4% in December 2008, by 17.0% in January 2009, and by 11.1% in March 2009. In addition, we enacted a temporary 10.0% salary reduction for all employees in January 2009. Additional turnover, particularly among senior management, may also create distractions as we search for replacement personnel, which could result in significant recruiting, relocation, training and other costs, and can cause operational inefficiencies as replacement personnel become familiar with our business and operations. In addition, manpower in certain areas may be constrained, which could lead to disruptions over time. We cannot guarantee that we will successfully attract or retain the management we need, or be able to maintain an optimal workforce size. Any inability to attract, retain or motivate such personnel or to address manpower constraints could materially adversely affect our results of operations, financial position or cash flows. We do not currently maintain any key-man insurance for any of our employees.

We face risks related to the continuing economic downturn.

The continuing economic downturn in the U.S. and global financial markets, and in the U.S. and global economies, has had, and may continue to have, a material and adverse impact on our business and our financial condition. Businesses may further reduce or postpone spending on IT infrastructure in response to tighter credit, negative financial news and declines in income or asset values. We believe that such reduction in or postponement of spending has had and may continue to have a material adverse effect on the demand for our products. We cannot predict the length or severity of the current economic downturn, or the timing or severity of future economic or industry downturns. The recent uncertainty in the capital markets may also severely restrict our ability to access the capital markets, which would limit our ability to react to changing economic and business conditions. A prolonged recession or further decline in the global economy would materially adversely affect our results of operations, financial position or cash flows.

Our financial results may fluctuate substantially for many reasons, and past results should not be relied on as indications of future performance.

The markets that we serve are volatile and subject to market shifts that we may be unable to anticipate. A slowdown in the demand for workstations, mid-range computer systems, networks and servers could have a significant adverse effect on the demand for our products in any given period. In the past, we have experienced delays in the receipt of purchase orders and, on occasion, anticipated purchase orders have been rescheduled or have not materialized due to changes in customer requirements. Our customers may cancel or delay purchase orders for a variety of reasons, including the rescheduling of new product introductions, changes in their inventory practices or forecasted demand, general economic conditions affecting our customers’ markets, changes in our pricing or the pricing of our competitors, new product announcements by us or others, quality or reliability problems related to our products or selection of competitive products as alternate sources of supply. In particular, our ability to forecast sales to distributors, integrators and VARs is especially limited because these customers typically provide us with relatively short order lead times or are permitted to change orders on short notice. Because a large portion of our sales is generated by our European channel, our first fiscal quarter (July through September) results of operations are often impacted by seasonally slow European orders, reflecting the summer holiday period in Europe. None of our customers is obligated to purchase a specific amount of our products.

Our financial results have fluctuated and will continue to fluctuate quarterly and annually based on many other factors:

•	Changes in customer mix (e.g., OEM vs. branded).

•	Changes in product mix.

•	Fluctuations in average selling prices.

•	Currency exchange fluctuations.

•	Manufacturing yield and costs.

•	Increases in costs and expenses associated with the introduction of new products.

•	Increases in the cost of or limitations on the availability of materials.

We therefore believe that our revenue and operating results will continue to fluctuate, and that period-to-period comparisons are not necessarily meaningful and should not be relied on as indications of future performance. Our revenue and operating results may fail to meet the expectations of public market analysts or investors, which could have a material adverse effect on the price of our common stock. In addition, portions of our expenses are fixed and difficult to reduce if revenue does not meet our expectations. These fixed expenses magnify the adverse effect of any revenue shortfall.

We recorded an impairment charge to reduce the carrying value of our auction rate securities (ARS) and we may incur additional impairment charges with respect to auction rate securities in the future.

Credit concerns in the capital markets have significantly reduced our ability to liquidate auction rate securities that we classify as other assets on our balance sheet. As of June 30, 2009, our other assets included $1.7 million of ARS instruments with a par value of $5.0 million. These securities are collateralized by corporate debt obligations. Due to the failed auctions for these ARS since July 2007, we recorded other-than-temporary impairment charges of $1.9 million in fiscal 2008 and $1.6 million through the first three quarters of fiscal 2009. As of June 30, 2009, we estimated the fair value of our ARS at $1.7 million and recognized an unrealized gain, as a separate component of shareholders’ (deficit) equity, of $0.2 million, pre-tax, during the fourth quarter of fiscal 2009 on these investments. An auction failure means that the parties wishing to sell their securities could not do so. We may nonetheless attempt to liquidate these securities to meet cash needs. If we liquidate our ARS or we determine that one or more of the assumptions used in estimating the fair value of our ARS needs to be revised, we may be required to record additional impairments in future periods. You should review the additional information about our liquidity and capital resources in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section that is incorporated by reference in this prospectus supplement and accompanying prospectus.

Our international operations are important to our business and involve unique risks.

Sales to customers outside of the United States represent a significant portion of our sales and we expect them to continue to do so. Sales to customers outside the United States are subject to various risks, including:

•	The imposition of governmental controls mandating compliance with various foreign and U.S. export laws.

•	Currency exchange fluctuations.

•	Weak economic conditions in foreign markets.

•	Political and economic instability.

•	Trade restrictions, tariffs and taxes.

•	Longer payment cycles typically associated with international sales.

•	Difficulties in staffing and managing international operations.

Furthermore, we may be unable to comply with changes in foreign standards in the future, which could have a material adverse effect on our business, results of operation, financial position and liquidity.

We are subject to exchange rate risk in connection with our international operations.

We do not currently engage in foreign currency hedging activities and therefore we are exposed to some level of currency risk. While essentially all of our sales in international markets are denominated in U.S. dollars, our wholly-owned subsidiaries in the United Kingdom, France and Germany incur costs that are denominated in local currencies. As exchange rates vary, these results when translated into U.S. dollars may vary from expectations and adversely affect overall expected results. A weaker U.S. dollar would result in an increase to revenue and expenses upon consolidation, and a stronger U.S. dollar would result in a decrease to revenue and expenses upon consolidation. Exchange rate transactions resulted in a net gain of $0.9 million during fiscal 2009.

Our ability to compete depends in part on our ability to protect our intellectual property rights.

We rely on a combination of patent, copyright, trademark, trade secret and other intellectual property laws to protect our intellectual property rights. However, these rights may not prevent competitors from developing products that are substantially equivalent or superior to our products. To the extent we have or obtain patents, such patents may not afford meaningful protection for our technology and products. Others may challenge our patents and, as a result, our patents could be narrowed, invalidated or declared unenforceable. In addition, our current or future patent applications may not result in the issuance of patents in the United States or foreign countries. The laws of certain foreign countries may not protect our intellectual property to the same extent as U.S. laws. Furthermore, competitors may independently develop similar products, duplicate our products or, if patents are issued to us, design around these patents.

In order to protect or enforce our patent rights, we may initiate interference proceedings, oppositions, or patent litigation against third parties, such as infringement suits. Such enforcement efforts could be expensive and divert management’s time and attention from other business concerns. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Our success depends partly on our ability to operate without infringing on or misappropriating the proprietary rights of others.

We may at any time be sued for infringing the patent rights or misappropriating the proprietary rights of others. Intellectual property litigation is costly and, even if we prevail, the cost of such litigation could adversely affect our business, liquidity, results of operations and financial position. In addition, litigation diverts management’s time, attention and resources away from other aspects of our business. If we do not prevail in any litigation, we could be required to stop the infringing activity and/or pay substantial damages. Under some circumstances in the United States, these damages could be triple the actual damages the patent holder incurs. If we supply infringing products to third parties, or if we license third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder.

If a third party holding rights under a patent successfully asserts an infringement claim with respect to any of our products, we may be prevented from manufacturing or marketing our infringing product in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Such licenses may not be available to us on acceptable terms, or at all.

Some licenses may be non-exclusive, which would give our competitors access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to market some of our products, which could have a material adverse effect on our business, liquidity, results of operations and financial position.

We have made a number of acquisitions in the past, including our June 2008 acquisition of Snap Server, and we may make acquisitions in the future. The failure to successfully integrate acquisitions and successfully complete product development and launch of the related products could harm our business, financial condition and operating results.

We have in the past and may in the future make acquisitions of complementary businesses, products or technologies as we implement our business strategy. Mergers and acquisitions involve numerous risks, including liabilities that we may assume from the acquired company, difficulties in completion of in-process product development and assimilation of the operations and personnel of the acquired business, the diversion of management’s attention from other business concerns, risks of entering markets in which we have no direct prior experience, and the potential loss of key employees of the acquired business.

Future mergers and acquisitions by us also may result in dilutive issuances of our equity securities and the incurrence of debt, amortization expense and potential impairment charges related to intangible assets. Any of these factors could adversely affect our business, liquidity, results of operations and financial position.

Risks Related to Our Common Stock and This Offering

We do not currently meet the continued listing requirements for the NASDAQ Global Market. We may effect a reverse stock split in order to meet one NASDAQ continued listing requirement but we may still not comply with other continued listing requirements. If our common stock is delisted from the NASDAQ Global Market and we are not able to transfer listing to the NASDAQ Capital Market, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired.

In September 2009, we received a NASDAQ Staff Deficiency Letter, or the NASDAQ Letter, indicating that our common stock had not maintained the minimum market value of publicly held shares, or MVPHS, of $15,000,000 as required for continued inclusion on the Global Market. The NASDAQ Letter has no effect on the listing of our common stock on the NASDAQ Global Market at this time. We have 90 calendar days, or until December 14, 2009, to regain compliance. To regain compliance, the MVPHS of our common stock must be $15,000,000 or more for 10 consecutive trading days no later than December 14, 2009.

NASDAQ has proposed to amend its rules concerning procedures followed when a listed company falls below certain listing requirements. These amendments, if adopted, would extend the compliance period for a deficiency in MVPHS from 90 days to 180 days. We cannot assure you that these amendments will be adopted as proposed or in time to affect our compliance period.

If compliance cannot be demonstrated by December 14, 2009 (or March 15, 2009 under the proposed amendments), the NASDAQ Staff will provide written notification that our common stock will be delisted. At that time, we may appeal the NASDAQ Staff’s determination to a Listing Qualifications Panel or apply for transfer to the NASDAQ Capital Market if we meet the continued listing requirements for the NASDAQ Capital Market at the time of transfer. If at the end of the permitted compliance period we have not regained compliance, we plan to transfer the listing of our common stock to the NASDAQ Capital Market if we are able to do so. We do not currently meet the continued listing requirements for the NASDAQ Capital Market and we do not expect to meet such standards by the currently applicable December 14, 2009 expiration date of the compliance period.

If we are not able to transfer to the NASDAQ Capital Market at the end of the compliance period, we intend to request a hearing with a Listing Qualifications Panel. Filing a request for a hearing with the Listing Qualifications Panel will automatically delay delisting of our common stock at least until the Listing Qualifications Panel issues a decision. The Listing Qualifications Panel has discretion to grant us an exception for up to 180 days after the NASDAQ Staff’s initial delisting decision to regain compliance with the continued listing standards of the NASDAQ Global Market or to transfer to the NASDAQ Capital Market if we meet the continued listing requirements for that market tier. We cannot provide assurance that the Listing Qualifications Panel will grant an exception, or if does, that we would be able to comply with the conditions of such exception or with the continued listing requirements of the NASDAQ Global Market or the NASDAQ Capital Market before the expiration of any exception granted to us. If the Listing Qualifications Panel makes an unfavorable decision, we may file an appeal to the NASDAQ Listing and Hearings Review Council, or the Listing Council. An appeal to the Listing Council does not delay the delisting decision unless the Listing Council determines in its discretion to do so. The Listing Council currently has discretion to grant an exception for up to 360 days after the NASDAQ Staff’s initial delisting decision, but we can provide no assurance that the Listing Council would delay an unfavorable delisting decision or grant any exception.

We previously received a Staff Deficiency Letter on October 1, 2008, or the October 2008 Letter, indicating that we were not in compliance with the requirement that our common stock maintain a minimum bid price of $1.00 per share. Shortly after we received the October 2008 Letter, NASDAQ suspended the requirements related to minimum share price. The suspension of the minimum bid price expired on July 31, 2009, and we have until January 15, 2010 to comply with the $1.00 per share minimum bid price requirement. To remain listed, our common stock must have a closing bid price of at least $1.00 per share for ten consecutive business days prior to January 15, 2010. At our Annual Meeting of Shareholders in December 2008, shareholders approved an amendment to our Articles of Incorporation to effect a reverse stock split in a specific ratio ranging from one-for-two to one-for-ten, to be determined by our board of directors and effected, if at all, by December 9, 2009. If our common stock does not have a minimum bid price of at least $1.00 for ten consecutive business days prior to December 9, 2009, we intend to effect a reverse stock split in a ratio we believe will be sufficient to cause the stock price to exceed $1.00 per share. We cannot predict with certainty what effect a reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in the market capitalization of our company. If a reverse stock split is implemented, some shareholders currently holding round lots of one hundred shares may as a result own an odd lot of less than one hundred shares. The sale of an odd lot may result in incrementally higher trading costs through certain brokers.

We may fail to satisfy other NASDAQ continued listing requirements in the future.

Any delisting of our common stock by NASDAQ could adversely affect our ability to attract new investors, decrease the liquidity of the outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, delisting of the common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our stock at all.

The market price of our common stock is volatile.

The market price of our common stock has experienced significant fluctuations since it commenced trading in February 1997, and may continue to fluctuate significantly in the future. Many factors could cause the market price of our common stock to fluctuate, including:

•	Our ability to meet our working capital needs.

•	Announcements concerning us, our competitors, our customers or our industry.

•	Changes in earnings estimates by analysts.

•	Purchasing decisions of HP and other significant customers.

•	Quarterly variations in operating results.

•	The introduction of new technologies or products by us or our competitors.

•	Changes in product pricing policies by us or our competitors.

•	The terms of any financing arrangements we enter into.

•	Changes in general economic conditions.

In addition, stock markets generally have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

The issuance of our common stock could result in the loss of our ability to use certain of our net operating losses.

At June 30, 2009, we had federal and state net operating loss carryforwards of $76.7 million and $52.1 million, respectively. These amounts include share-based compensation deductions of $1.0 million that will be recorded to contributed capital when realized. The remaining federal net operating loss will begin expiring in 2023, unless previously utilized. State net operating loss carryforwards generally begin to expire in 2016, unless previously utilized. Realization of any benefit from these tax net operating losses is dependent on (a) our ability to generate future taxable income, and (b) the absence of any significant changes in our stock ownership that would trigger Section 382 of the Internal Revenue Code, which generally imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in stock ownership. No assurance can be given, however, that any past or future events (including, but not limited to, significant increases during the applicable testing period in the percentage of our stock owned directly or constructively by (i) any stockholder who owns 5% or more of our stock or (ii) some or all of the group of stockholders who individually own less than 5% of our stock) did not or will not trigger one or more Section 382 limitations and, as a result, adversely affect our ability to use our net operating loss carryforwards. To the extent our use of net operating loss carryforwards is significantly limited under the rules of Section 382 (as a result of this offering or otherwise), our income could be subject to U.S. corporate income tax earlier than it would if we were able to use net operating loss carryforwards, which could result in lower profits.

Investors in this offering will experience immediate and substantial dilution

The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options exercise those options at prices below the public offering price, you will incur further dilution.

Our board of directors may issue, without shareholder approval, preferred stock with rights and preferences superior to those applicable to our common stock.

Our articles of incorporation, as amended, include a provision for the issuance of preferred stock, which may be issued in one or more series, with each series containing such rights and preferences as our board of directors may determine from time to time, without prior notice or approval of shareholders. Among other things, such rights and preferences might include the right to dividends, superior voting rights, liquidation preferences and rights to convert into common stock. The rights and preferences of any such series of preferred stock, if issued, may be superior rights and preferences applicable to our common stock and might result in a decrease in the price of our common stock.

We do not anticipate declaring any cash dividends on our common stock. Investors in this offering may never obtain a return on their investment.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Accordingly, you will need to rely on sales of your common stock after price appreciation, which may never occur, in order to realize a return on your investment.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management team will use their discretion to direct the net proceeds from this offering. We intend to use the net proceeds for general corporate purposes, which may include the reduction of our debt and the funding of our working capital needs. Our management’s judgments may not result in positive returns on your investment. As part of your investment, you will not be able to assess or direct how we apply these net proceeds.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering after commissions and expenses will be approximately $3,190,400, or approximately $3,717,710 if the underwriter’s over-allotment option is exercised in full. We intend to use the net proceeds from this offering primarily for our general corporate purposes, including product development and sales and marketing.

CAPITALIZATION

The following table summarizes our cash and cash equivalents and capitalization as of June 30, 2009 on an actual and adjusted to reflect the sale of 5,400,000 shares of our common stock in this offering, based on the public offering price of $0.70 per share, and after deducting underwriting commissions and estimated offering expenses paid by us, assuming the underwriter does not exercise its over-allotment option.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2009
(in thousands)	Actual	As Adjusted
Cash and cash equivalents	$5,456	$8,646
Debt	7,025	7,025
Long-term debt:	693	693

Total debt	$7,718	$7,718

Shareholders’ (deficit) equity:
Common stock, no par value, 45,000 shares authorized; 12,777 shares issued and outstanding, historical and 18,177 shares issued and outstanding, as adjusted	69,178	72,368
Accumulated other comprehensive (loss) income	(336)	(336)
Accumulated deficit	(68,957)	(68,957)

Total shareholders’ (deficit) equity	$(115)	$3,075

Total capitalization	$7,603	$10,793

DIVIDEND POLICY

We have never paid cash dividends and have no current plans to pay any dividends on our common stock.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book deficit per share immediately after this offering. Net tangible book deficit per share represents the amount of our total tangible assets reduced by our total liabilities. Our net tangible book deficit as of June 30,

2009 was approximately $4,705,903, or $0.3683 per share of common stock. After deducting the estimated underwriter’s commission and estimated offering expenses paid by us, our net tangible book deficit, as adjusted for the offering (assuming no exercise by the underwriter of its over-allotment option), as of June 30, 2009, would have been $1,515,503, or $0.0834 per share of common stock. Assuming the occurrence of this offering as of June 30, 2009, this represents an immediate improvement in net tangible book deficit of $0.2849 per share of common stock to our existing shareholders and an immediate dilution of $ 0.7834 per share of common stock to new investors purchasing our common stock in this offering.

The following table illustrates the estimated per share dilution:

Public offering price per share of common stock	$0.70

Net tangible book deficit per share of common stock as of June 30, 2009	0.3683

Increase per share attributable to this offering	0.2849

As adjusted net tangible book deficit per share of common stock after this offering	0.0834

Dilution per share to new investors	0.7834

If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book deficit would improve to approximately $0.0520 per share of common stock, representing an immediate improvement in net tangible book deficit of $0.3163 per share of common stock to our existing shareholders and an immediate dilution of $0.7520 per share of common stock to new investors purchasing our common stock in this offering.

The exercise of outstanding options having an exercise price less than the public offering price will increase dilution to new investors.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us 5,400,000 shares of common stock. Our common stock trades on the NASDAQ under the symbol “OVRL.”

The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the common stock offered hereby if any of the shares are purchased.

If the underwriter sells more shares than the above number, the underwriter has an option for 30 days from the date of this prospectus supplement to buy up to an additional 810,000 shares of common stock from us at the public offering price less the underwriting commissions to cover these sales.

Commissions and Discounts

The underwriter proposes to offer to the public the common stock purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement. In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriter’s commissions and discounts will be 7.0% of the proceeds, or $0.049 per share of common stock, from shares sold to purchasers. In addition, we will reimburse the underwriter for expenses customarily borne by the issuer, such as FINRA filing fees, that it advances for us. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

We estimate that total expenses payable by us with respect to this offering, excluding underwriting discounts, will be approximately $325,000.

The following table summarizes the compensation we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting commissions paid by us	$0.049	$0.049	$264,600	$304,290

Underwriter Warrant

In connection with the offering, we have agreed to issue to the underwriter a warrant entitling the underwriter, or its assigns, to purchase up to an aggregate of 5% of the total number of shares sold in the offering (including pursuant to the over-allotment option, if exercised) at $0.875 per share, which is 125% of the public offering price per share. The underwriter warrant will become exercisable 360 days from the date of this prospectus supplement and will remain exercisable for five years from the date of this prospectus supplement. The underwriter warrant contains cashless exercise provisions and customary anti-dilution provisions. If the holder acquires shares through a cashless exercise of the underwriter warrant and is not able to resell the shares pursuant to an exemption from registration under the Securities Act, we have agreed to permit the holders of 50% or more of the shares that may be acquired upon exercise to make a single demand for registration of the shares acquired upon exercise of the underwriter warrant. The underwriter warrant is deemed compensation by FINRA and may not be sold, transferred, pledged, hypothecated or assigned for a period of 180-days following the date of this prospectus pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules and the terms of the warrants.

Restrictions on Future Sales

We have agreed not to offer, sell, contract to sell or otherwise issue any common shares or securities exchangeable or convertible into common shares, without the prior written consent of the underwriter for a period of 90 days, subject to an 18 day extension under certain circumstances, following the date of this prospectus supplement. These restrictions on future issuances are subject to exceptions for:

•

the issuance of employee stock options or shares of restricted stock pursuant to our equity compensation plans and the issuance of shares of common stock upon exercise of employee stock options issued pursuant to such plans;

•

the issuance of securities as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this prospectus, provided that each recipient of shares in such transaction agrees to restrictions substantially similar to the restrictions in our agreement with the underwriter and we provide notice to the underwriter;

•

the issuance of securities for the purpose of refinancing or retiring the certain of our outstanding indebtedness, provided that each recipient of shares in such transaction agrees to restrictions substantially similar to the restrictions in our agreement with the underwriter and we provide notice to the underwriter; and

•	any rights issued under our shareholder rights plan adopted in 2005.

In addition, most of our directors and executive officers have entered lock-up agreements with the underwriter, and such lock-up agreements represent more than 99% of the total combined shares beneficially owned by our officers and directors. Under the lock-up agreements, subject to exceptions, the directors and executive officers who executed such agreements may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common shares or securities convertible into or exchangeable for common shares, or publicly announce to do any of the foregoing, without the prior written consent of the underwriter, for a period of 90 days, subject to an 18 day extension under certain circumstances, from the date of this prospectus. This consent may be given at any time without public notice. In addition, we have agreed to enforce all existing lock-up or market standoff restrictions contained in equity award agreements between us and former officers who beneficially own greater than 10,000 shares of common stock and who served as officers at any time after December 31, 2008, in the same circumstances and for the same period of time provided under the lock-up agreements executed by our current officers and directors. We have also agreed to enforce in the same fashion the lock-up and market standoff provisions contained in equity award agreements held by any current directors or executive officers who do not execute lock-up agreements. Roth Capital Partners, LLC may waive our obligation to enforce these requirements as to one or more such persons at any time and without public notice.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.

Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Future Financings

The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may receive in the future, customary fees.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Internet sites or through other online services maintained by the underwriter participating in the offering or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or our website and any information contained in any other website maintained by the underwriter or by us is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California. K&L Gates LLP, Los Angeles, California, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for our fiscal year ended June 28, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On October 12, 2009, we informed PricewaterhouseCoopers LLP, or PwC, of its dismissal as our independent registered public accounting firm. This dismissal of PwC was approved by our audit committee and ratified by our board of directors.

PwC’s reports on our consolidated financial statements for each of our fiscal years ended June 28, 2009 and June 29, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that as noted above, the reports for each of those years expressed substantial doubt regarding our ability to continue as a going concern.

During the years ended June 28, 2009 and June 29, 2008 and the interim period between June 28, 2009 and October 12, 2009, there were no disagreements between our company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On October 16, 2009 we engaged Moss Adams LLP to serve as our independent registered public accounting firm for fiscal 2010. The engagement of Moss Adams LLP was approved by our audit committee and ratified by our board of directors.

During the years ended June 28, 2009 and June 29, 2008 and through October 16, 2009, neither our company nor anyone acting on our behalf consulted Moss Adams LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Moss Adams LLP has not audited or reviewed any of the financial statements incorporated in this prospectus supplement by reference.

$15,000,000

PREFERRED STOCK

COMMON STOCK

WARRANTS

We may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings, in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering, up to an aggregate dollar amount of $15,000,000. We will provide the specific terms of the securities, including their offering prices and terms, and the methods by which we will sell them, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell any securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common stock is traded on the NASDAQ Global Market under the symbol “OVRL”. On October 5, 2009, the last reported sale price for our common stock on the NASDAQ Global Market was $0.92 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 3 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

The date of this prospectus is October 7, 2009

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ABOUT THIS PROSPECTUS

In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our preferred stock, shares of our common stock (with accompanying rights to purchase our common stock), or warrants to purchase our equity securities, in one or more offerings to the public up to a maximum aggregate offering of $15,000,000. This prospectus provides you with a general description of these securities.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus and the accompanying prospectus supplement, including the documents incorporated by reference in this prospectus and accompanying prospectus supplement, when making your investment decision. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, which we refer to as the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding the securities and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

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INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of this registration statement that contains this prospectus and prior to the time that we or the underwriters sell all of the securities offered by this prospectus or the earlier termination of the offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our annual report on Form 10-K for our fiscal year ended June 28, 2009, filed with the SEC on September 9, 2009;

•	amendment no. 1 to our annual report on Form 10-K for our fiscal year ended June 28, 2009 which includes information required by Part III of Form 10-K, filed with the SEC on October 7, 2009;

•	our current reports on Form 8-K, filed with the SEC on June 30, 2009, September 14, 2009, September 21, 2009 and October 2, 2009;

•

the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing date of this registration statement and prior to effectiveness of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, CA 92123

Attention: Chief Financial Officer

(858) 571-5555

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations. In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,”

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“estimate,” “predict,” “potential,” “project,” “forecast,” “anticipate,” “continue,” “assumption” or the negative of these terms or variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those factors referred to under the caption “Risk Factors” on page 3 and in the documents we incorporate into this prospectus or any prospectus supplement by reference and which may be included in any accompanying prospectus supplements.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to generate cash from operations or raise outside capital to service and repay debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or any prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities. You should read both this prospectus and the accompanying prospectus supplement carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in securities in this offering. In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

Our Company

Overland is a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments, and small and medium businesses, or SMBs to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions tie it all together for easy and cost-effective management of different tiers of information over time. Overland enables companies to expend fewer resources on information technology (IT), allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Overland Snap Server® is a complete line of network attached storage, or NAS, solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Snap Server is available in fixed capacity or highly scalable systems. The ULTAMUS® RAID and REO SERIES® families of products provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. The NEO SERIES® and ARCvault® families of tape backup and archive systems are designed to meet the need for low-cost, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We sell our solutions worldwide—in the Americas, Europe, Middle East, Africa, or EMEA, and Asia Pacific, or APAC. We generate sales through:

•	the Overland branded channel, which consists of commercial distributors, direct market resellers, or DMRs, and value-added resellers, or VARs; and

•	private label arrangements with original equipment manufacturers (OEMs).

Corporate Information

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 4820 Overland Avenue, San Diego, California 92123 and our main telephone number is (858) 571-5555. Our internet address is www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer any of the following securities from time to time:

•	shares of our preferred stock;

•	shares of our common stock (with accompanying rights);

•	warrants to purchase any of the above securities.

When we use the term securities in this prospectus, we mean any of the securities we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we offer will be described in a separate supplement to this prospectus.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Listing

The applicable prospectus supplement will specify if any securities are to be listed or quoted on a securities exchange or quotation system. Our common stock is listed on the NASDAQ Global Market and trades under the symbol “OVRL”.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in the accompanying prospectus supplement as well as those set forth in our most recent annual report on Form 10-K on file with the SEC, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of securities we offer under this prospectus in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES

The following description of our preferred stock, common stock and warrants to purchase equity securities summarizes the material terms and provisions of these securities. We will describe in the prospectus supplement relating to the offering of any securities the particular terms of the securities being offered by that prospectus supplement. If applicable, we will also include information in the prospectus supplement about material United States federal income tax considerations, if any, relating to the securities, and the securities exchange, if any, on which the securities will be listed. The terms of these securities may also be affected by California law.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is qualified in its entirety by reference to the full text of our amended articles of incorporation and our amended bylaws. Shareholders are urged to read our amended articles of incorporation and amended bylaws in their entirety for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find Additional Information” on page ii.

Overland is a corporation organized under the laws of the State of California.

Authorized Capital Stock

Our authorized capital stock consists of 45,000,0000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of August 26, 2009, 12,778,050 shares of our common stock, and no shares of our preferred stock, were issued and outstanding.

Common Stock

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution or winding-up of our company, the holders of outstanding shares of our common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors unless proper notice is given pursuant to our bylaws.

Our common stock is quoted on the NASDAQ Global Market under the trading symbol “OVRL”.

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Our shares of common stock do not have any preemptive rights.

Our shares of common stock are not subject to conversion or redemption.

Common Stock Purchase Rights

We have in place a shareholder rights agreement providing rights to purchase shares of our common stock. The rights are not currently exercisable and they are attached to and trade together with the shares of common stock. A right will be attached to each share of common stock sold in this offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of:

•

the public announcement or disclosure that a person or group of affiliated or associated persons, other than exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, except pursuant to a permitted acquisition; or

•

the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a permitted offer) which upon consummation would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

At that time, the rights then attached to all outstanding shares of common stock will become separate securities and each right will entitle the holder to purchase one-third of a common share, at a per-share purchase price of $37.00, subject to adjustment.

However,

•

from and after the date on which a person becomes an acquiring person, except pursuant to a permitted offer, each holder of a right, other than the acquiring person, may exercise the right to receive that number of common shares having a value equal to the purchase price divided by one-half the current market price (as defined in the stockholder rights agreement) of a common share at the date of the occurrence of the event.

•

if, after the shareholder rights agreement takes effect, we merge or combine into or with any acquiring person or any of its affiliates or associates or other related persons, other than any other person if all shareholders of the company are not treated alike, other than certain restructurings not resulting in any change of control of the company, or 50% or more of our assets or earnings power is sold or transferred in one or a series of related transactions, each holder of a right, other than an acquiring person, may exercise the right to receive that number of common shares which equals the initial exercise price, as adjusted, divided by one-half the current market price (as defined in the stockholder rights agreement) of such common stock at the date of the occurrence of the event.

•

At any time after any person becomes an acquiring person, our board of directors may exchange all or some of the rights other than the rights beneficially owned by the acquiring person, which rights will thereafter be voice, at an exchange ratio of one-third of a common stock, or one-third of an equivalent common share (as defined in the stockholder rights agreement) per right, subject to adjustment in certain events.

The term “permitted acquisition” is defined as the acquisition of common stock directly from us, including by way of a dividend or distribution on the common stock, or pursuant to a permitted offer.

The term “permitted offer” is defined as a tender or exchange offer which is for all of our outstanding shares of common stock at a price and on terms which a majority of certain members of the board of directors determine to be adequate and in the best interests of the company and its shareholders.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time.

Wells Fargo Bank, N.A. serves as the rights agent under the shareholder rights agreement.

Preferred Stock

Subject to the limitations imposed by law and the rules of the Nasdaq stock market, our board of directors is authorized to designate and issue up to 1,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to set the number of shares to be included in each series; to fix the voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, of the shares of each wholly unissued series; and to increase or decrease the number of authorized shares of any series, but not below the number of shares of any series then outstanding. The rights of a series of preferred stock may include a preferential return in the event of the liquidation, dissolution or winding-up of our company, the right to receive dividends if declared by our board of directors, special dividend rates, conversion rights, redemption rights, voting rights, the right to protection from dilutive issuances of securities, or the right to approve specified corporate actions. Any or all of these rights may be superior to the rights of the common stock.

Our board of directors has represented that it will not issue, without shareholder approval, any series of preferred stock for any defensive or anti-takeover purposes or with features specifically intended to make any attempted acquisition of the company more difficult or costly. Within these limits, and subject to the limitations imposed by law and the rules of the Nasdaq stock market, our board of directors may designate and issue preferred stock for future acquisitions, joint ventures, strategic alliances or capital raising transactions that have the effect of making an acquisition of our company more difficult or costly. Additionally, our issuance of preferred stock may decrease the market price of our common stock, decrease the amount of earnings and assets available for distribution to holders of our common stock if we liquidate or dissolve, and restrict or limit amounts which we may pay as dividends to holders of our common stock or use to repurchase or otherwise acquire shares of our common stock.

A prospectus supplement relating to a series of preferred stock will describe terms of that series of preferred stock, including:

•	the designation and stated value of that series;

•	the number of shares we are offering;

•	the initial public offering price at which the shares will be sold;

•

the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;

•	the process for any auction and remarketing, if any;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;

•	any redemption, repurchase, or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any preemptive rights;

•	any restrictions on transfer, sale or other assignment;

•	any restrictions on further issuances;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	any application for listing of that series on any securities exchange or market;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company’s affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

Certain Provisions Affecting Control of Our Company

The shareholder rights agreement discussed above and the following provision of California law may affect the control of our company.

California Law

Section 1203 of the California General Corporation Law, which we refer to as the CGCL, provides that if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. The term “interested party” means a person who is a party to the transaction and who

•	directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•	is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•	is an entity in which a material financial interest is held by any director or executive officer.

Indemnification Provisions

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

Our articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. We pay the premiums for this insurance.

We have also entered into separate indemnification agreements with each of our executive officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an executive officer or director of Overland, or as an employee, agent, officer or director of any other entity if the executive officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of preferred stock or shares of common stock in one or more series. We may issue warrants independently or together with shares of preferred stock or shares of common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•

the designation, stated value, terms (including liquidation, dividend, conversion and voting rights), number of shares and purchase price per share of the class or series of preferred stock purchasable upon the exercise of warrants to purchase shares of preferred stock;

•	the number of shares and the purchase price per share of common stock purchasable upon the exercise of warrants to purchase shares of common stock;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of preferred stock or common stock will be adjusted proportionately if we subdivide or combine our preferred stock or common stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

•

pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

•

issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of preferred stock or common stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a preferred stock or common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of preferred stock or common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the preferred stock or common stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the preferred stock or common stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our preferred stock or common stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the preferred stock or common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of common stock sold pursuant to a prospectus supplement will be included in the NASDAQ Global Market. We may apply to list any series of preferred stock, or warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, Sheppard, Mullin, Richter & Hampton LLP, San Diego, California, will pass upon certain legal matters in connection with the securities for us. Underwriters, dealers or agents, whom we will identify in a prospectus supplement, may have their counsel opine about certain legal matters relating to the securities.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 28, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.